UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2014

INVENT Ventures, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

814-00720	20-5655532
(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D #146, Las Vegas, NV 89103
(Address of principal executive offices) (Zip Code)

(702) 943-0320

(Registrant’s telephone number, including area code)

Los Angeles Syndicate of Technology, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.01.

Completion of Acquisition or Disposition of Assets

On March 21st, 2014, Invent Ventures, Inc. (The “Company”) entered into a Rescission and Termination Agreement with Devin Bosch (“Bosch”) to rescind the Company’s purchase of 100% of the equity interest in Golden Gate Angel Assets (“GGA Assets”).   The Company and Bosch entered into an Asset Purchase Agreement on July 27, 2012 whereby Bosch sold 100% of the equity interests of GGA Assets for 1,050,000 post-forward split shares of the Company.  On September 5th, 2013 the Company and Bosch entered into an oral agreement to rescind and terminate the Asset Purchase Agreement.  Bosch has agreed to return the 1,050,000 post-forward split shares of the Company’s common stock he received and the Company has agreed to return the 100% equity ownership of GGA Assets to Bosch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date: March 24, 2013	/s/ Bryce Knight
Bryce Knight,
Chief Executive Officer

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